Exhibit 10.2


ATLANTIC COAST AIRLINES, INC.
EMPLOYEE STOCK OWNERSHIP PLAN
RESTATED AS AMENDED THROUGH DECEMBER 31, 1996

THIS AGREEMENT, hereby made and entered into this 29th day of December,
1994, by and between Atlantic Coast Airlines, Inc. (herein referred to as the "Employer") and Bank One, Texas (herein referred to as the "Trustee").
W I T N E S S E T H :
WHEREAS, the Employer heretofore established an Employee Stock Ownership
Plan and Trust effective October 11, 1991 (hereinafter called the "Effective Date"), known as Atlantic Coast Airlines, Inc. Employee Stock Ownership Plan (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and
WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended; and
WHEREAS, contributions to the Plan will be made by the Employer and such contributions made to the trust will be invested primarily in the capital stock of the Employer;
NOW, THEREFORE, effective October 11, 1991, except as otherwise provided, the Employer and the Trustee in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amend the Plan in its entirety and restate the Plan to provide as follows:
ARTICLE I
DEFINITIONS
1.1	"Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
1.2	"Administrator" means the person or entity designated by the
Employer pursuant to Section 2.4 to administer the Plan on behalf of the
Employer.
1.3	"Affiliated Employer" means any corporation which is a member of a controlled Group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service Group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).
1.4	"Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 2.2.
1.5	"Anniversary Date" means December 31.
1.6	"Beneficiary" means the person to whom the share of a deceased
Participant's total account is payable, subject to the restrictions of Sections 7.2 and 7.5.
1.7	"Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.
1.8	"Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.
1.9	"Company Stock Account" means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.
1.10	"Compensations" with respect to any Participant means such
Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code
Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
For purposes of this Section, the determination of Compensation shall be made by:
(a)  excluding per diem allowances.
(b)  including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457, and Employee contributions described in
Code Section 414(h)(2) that are treated as Employer contributions.
For a Participant's initial year of participation, Compensation shall be recognized for the entire Plan Year.
Compensation in excess of $200,000 shall be disregarded.  Such amount shall be adjusted at the same time and in such manner as permitted under Code
Section 415(d), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12) . In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected Family Members in proportion to each such Family Member's Compensation prior to the application of this limitation, or the limitation shall be adjusted in accordance with any other method permitted by Regulation.
In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect far a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.
If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.
If, as a result of such rules, the maximum "annual addition" limit of
Section 4.4(a) would be exceeded for one or more of the affected Family Members, the prorated Compensation of all affected Family Members shall be adjusted to avoid or reduce any excess. The prorated Compensation of any affected Family Member whose allocation would exceed the limit shall be adjusted downward to the level needed to provide an allocation equal to such limit. The prorated Compensation of affected Family Members not affected by such limit shall then be adjusted upward on a pro rata basis not to exceed each such affected Family Member's Compensation as determined prior to application of the Family Member rule The resulting allocation shall not exceed such individual's maximum "annual addition" limit. If, after these adjustments, an "excess amount" still results, such "excess amount" shall be disposed of in the manner described in Section 4.5(a) pro rata among all affected Family Members.
If, in connection with the adoption of this amendment and restatement, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, Compensation means compensation determined pursuant to the Plan then in effect
1.11	"Contract" or "Policy" means any life insurance policy, retirement income or annuity policy, or annuity contract (group or individual) issued pursuant to the terms of the Plan.
1.12	"Current Obligations" means Trust obligations arising from
extension of credit to the Trust and payable in cash within (1) year from the date an Employer contribution is due.
1.13	"Early Retirement Date." This Plan does not provide for a
retirement date prior to Normal Retirement Date.
1.14	"Eligible Employee" means any Employee.
Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in this Plan. Additionally, Co-op Students shall not be eligible to participate in the Plan. Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.
1.15	"Employee" means any person who is employed by the Employer or
Affiliated Employer, but excludes any person who is an independent contractor. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.
1.16	"Employer" means Atlantic Coast Airlines, Inc. and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan The Employer is a corporation with principal offices in the Commonwealth of Virginia.
1.17	"ESOP" means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.
1.18	"Exempt Loan" means a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations, Section 54.4975-7(b) of the Treasury Regulations and
Section 5.3 hereof.
1.19	"Family Member" means, with respect to an affected Participant, such Participant's spouse and such Participant's lineal descendants and ascendants and their spouses, all as described in Code Section 414(q)(6)(B).
1.20	"Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.
1.21	"Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.
1.22	"Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs an the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service. In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.
1.23	"Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.
1.24	"415 Compensation" with respect to any Participant means such
Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
If, in connection with the adoption of this amendment and restatement, the definition of "415 Compensation" has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, "415 Compensation" means compensation determined pursuant to the Plan then in effect.
1.25	"Highly Compensated Employee" means an Employee described in Code
Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:
(a)  Employees who at any time during the "determination year" or
"look-back year" were "five percent owners" as defined in Section
1.30(c).
(b)  Employees who received "415 Compensation" during the "look-
back year" from the Employer in excess of $75,000.
(c)  Employees who received "415 Compensation" during the "look-
back year" from the Employer in excess of $50,000 and were in the Top
Paid Group of Employees for the Plan Year.
(d)  Employees who during the "look-back year" were officers of the Employer (as that term is defined within the meaning of the
Regulations under Code Section 416) and received "415 Compensation"
during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan
Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees.  For the purpose of determining the number of officers,
Employees described in Section l.50(a), (b), (c) and (d) shall be excluded, but such Employees shall still be considered for the purpose of identifying the particular Employees who are officers.  If the
Employer does not have at least one officer whose annual "415
Compensation" is in excess of 50 percent of the Code Section
415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.
(e)  Employees who are in the Group consisting of the 100
Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-
back year."
The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than twelve months long, the dollar threshold amounts specified in (b),
(c) and (d) above shall be prorated based upon the number of months in the "lag period."
For purposes of this Section, the determination of "415 Compensation"
shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457, and Employee contributions described in Code
Section 414(h)(2) that are treated as Employer contributions.
Additionally, the dollar threshold amounts specified in (b) and (c)
above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.
In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additional, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans Highly Compensated Former Employees shall be treated a.5 Highly Compensated Employees without regard to whether they performed services during the "determination year."
1.26	"Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner." For purposes of this Section, "determination year," "415 Compensation" and "five percent owner" shall be determined in accordance with Section 1.25. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.
1.27	"Highly Compensated Participant" means any Highly Compensated
Employee who is eligible to participate in the Plan.
1.28	"Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period;
(3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under
(1) or (2), as the case may be, and under (3).
Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.
For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). In addition, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.
1.29	"Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.
1.30	"Key Employee" means an Employee as defined in Code Section 416(i)
and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:
(a)  an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual
"415 Compensation" greater than 50 percent of the amount in effect under
Code Section 415(b)(1)(A) for any such Plan Year.
(b)  one of the ten employees having annual "415 Compensation"
from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.
(c)  a "five percent owner" of the Employer.  "Five percent owner"
means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o)
shall be treated as separate employers.
(d)  a "one percent owner" of the Employer having an annual "415
Compensation" from the Employer of more than $150,000.  "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the
Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer.  In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414 (b), (c), (m)
and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code
Sections 414(b), (c), (m) and (o) shall be taken into account.  For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includable in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457, and Employee contributions described in
Code Section 414(h)(2) that are treated as Employer contributions.
1.31	"Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.
1.32	"Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code
Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient:
(a)  if such employee is covered by a money purchase pension plan providing:
(1)	a non-integrated employer contribution rate of at
least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts which are contributed by the Employer
pursuant to a salary reduction agreement and which are not
includible in the gross income of the Participant under Code
Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457, and Employee
contributions described in  Code Section 414(h)(2) that are
treated as Employer contributions.
(2)	immediate participation; and
(3)	full and immediate vesting; and
(b)  if Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force:
1.33	"Non-Highly Compensated Participant" means any Participant who is neither a Highly Compensated Employee nor a Family Member.
1.34	"Non-Key Employee" means any Employee or former Employee (and his
Beneficiaries) who is not a Key Employee.
1.35	"Normal Retirement Age" means the Participant's 65th birthday.  A
Participant shall become fully vested in his Participant's Account upon attaining his Normal Retirement Age.
1.36	"Normal Retirement Date" means the first day of the month
coinciding with or next following the Participant's Normal Retirement Age.
1.37	"1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.
	"Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.
	A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.
1.38	"Other Investments Account" means the account of a Participant which is credited with his share of the net gain (or loss) of the Plan, Forfeitures and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.
1.39	"Participant" means any Eligible Employee who participates in the
Plan as provided in Sections 3.2 and 3.3, and has not for any reason become ineligible to participate further in the Plan.
1.40	"Participant's Account" means the account established and
maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's contributions.
1.41	"Plan" means this instrument, including all amendments thereto.
1.42	"Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.
1.43	"Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.
1.44	"Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.
1.45	"Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see
Section 7.1).
1.46	"Super Top Heavy Plan" means a plan described in Section 2.2(b).
1.47	"Terminated Participant" means a person who has been a
Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.
1.48	"Top Heavy Plan" means a plan described in Section 2.2(a).
1.49	"Top Heavy Plan Year" means a Plan Year during which the Plan is a
Top Heavy Plan.
1.50	"Top Paid Group" means the top 20 percent of Employees who
performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" (determined for this purpose in accordance with Section 1.25) received from the Employer during such year.
All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:
(a)  Employees with less than six (6) months of service;
(b)  Employees who normally work less than 17 1/2 hours per week;
(c)  Employees who normally work less than six (6) months during a year; and
(d)  Employees who have not yet attained age 21.
In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.
The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414
(q) definition is applicable.
1.51	"Total and Permanent Disability" means a physical or mental
condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing any painful occupation and which condition constitutes total disability under the federal Social Security Acts.
1.52	"Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.
1.53	"Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.
1.54	"Unallocated Company Stock Suspense Account" means an account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants' Company Stock Accounts.
1.55	"Vested" means the nonforfeitable portion of any account
maintained on behalf of a Participant.
1.56	"Year of Service" means the computation period of twelve (12)
consecutive months, herein set forth, during which an Employee has at least
1000 Hours of Service.   Regardless of the above, effective for the 1992 Plan
Year, Flight Crew must have at least 900 Hours of Service to be credited with a "Year of Service". Effective for the 1993 Plan Year, Flight Crew must have at least 750 Hours of Service.
For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.
For vesting purposes, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan.
For all other purposes, the computation period shall be the Plan Year. Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c).
However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.
A maximum of two (2) Years of Service with WestAir Holding, Inc. shall be recognized.
Years of Service with any Affiliated Employer shall be recognized.
ARTICLE II
TOP HEAVY AND ADMINISTRATION
2.1	TOP HEAVY PLAN REQUIREMENTS
For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to
Section 4.3 of the Plan.
2.2	DETERMINATION OF TOP HEAVY STATUS
(a)  This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued
Benefits of Key Employees and (2) the sum of the Aggregate Accounts of
Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.
	If any Participant is a Non-Key Employee for any Plan Year,
but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.
(b)  This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of
Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this
Plan and all plans of an Aggregation Group.
(c)  Aggregate Account:  A Participant's Aggregate Account as of
the Determination Date is the sum of:
(1)	his Participant's Account balance as of the most recent
valuation occurring within a twelve (12) month period ending on the Determination Date;
(2)	an adjustment for any contributions due as of the
Determination Date.  Such adjustment shall be the amount of
any contributions actually made after the valuation date but due on or before the Determination Date, except for the
first Plan Year when such adjustment shall also reflect the
amount of any contributions made after the Determination
Date that are allocated as of a date in that first Plan
Year.
(3)	any Plan distributions made within the Plan Year that
includes the Determination Date or within the four (4)
preceding Plan Years.  However, in the case of distributions made after the valuation date and prior to the Determination
Date, such distributions are not included as distributions
for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account
balance as of the valuation date.  Notwithstanding anything
herein to the contrary, all distributions, including
distributions made prior to January 1, 1984, and
distributions under a terminated plan which if it had not
been terminated would have been required to be included in
an Aggregation Group, will be counted.  Further,
distributions from the Plan (including the cash value of
life insurance policies) of a Participant's account balance
because of death shall be treated as a distribution for the
purposes of this paragraph.
(4)	any Employee contributions, whether voluntary or mandatory.
However, amounts attributable to tax deductible qualified
voluntary employee contributions shall not be considered to
be a part of the Participant's Aggregate Account balance.
(5)	with respect to unrelated rollovers and plan-to-plan
transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan
maintained by another employer), if this Plan provides the
rollovers or plan-to-plan transfers, it shall always
consider such rollovers or plan-to-plan transfers as a
distribution for the purposes of this Section.  If this Plan is the plan accepting such rollovers or plan-to-plan
transfers, it shall not consider such rollovers or plan-to-
plan transfers as part of the Participant's Aggregate
Account balance.
(6)	with respect to related rollovers and plan-to-plan transfers
(ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the
rollover or plan-to-plan transfer, it shall not be counted
as a distribution for purposes of this Section.  If this
Plan is the plan accepting such rollover or plan-to-plan
transfer, it shall consider such rollover or plan-to-plan
transfer as part of the Participant's Aggregate Account
balance, irrespective of the date on which such rollover or
plan-to-plan transfer is accepted.
(7)	For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all
employers aggregated under Code Section 414(b), (c), (m) and
(o) are treated as the same employer.
(d)  "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.
(1)	Required Aggregation Group:  In determining a Required
Aggregation Group hereunder, each plan of the Employer in
which a Key Employee is a participant in the Plan Year
containing the Determination Date or any of the four
preceding Plan Years, and each other plan of the Employer
which enables any plan in which a Key Employee participates
to meet the requirements of Code Sections 401(a) (4) or 410, will be required to be aggregated.  Such group shall be
known as a Required Aggregation Group.
	In the case of a Required Aggregation Group, each plan in
the group will be considered a Top Heavy Plan if the
Required Aggregation Group is a Top Heavy Group.  No plan in the Required Aggregation Group will be considered a Top
Heavy Plan if the Required Aggregation Group is not a Top
Heavy Group.
(2)	Permissive Aggregation Group: The Employer may also include
any other plan not required to be included in the Required
Aggregation Group, provided the resulting group, taken as a
whole, would continue to satisfy the provisions of Code
Sections 401(a)(4) and 410.  Such group shall be known as a
Permissive Aggregation Group.
	In the case of a Permissive Aggregation Group, only a plan
that is part of the Required Aggregation Group will be
considered a Top Heavy Plan if the Permissive Aggregation
Group is a Top Heavy Group.  No plan in the Permissive
Aggregation Croup will be considered a Top Heavy Plan if the
Permissive Aggregation Group is not a Top Heavy Group.
(3)	Only those plans of the Employer in which the Determination
Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy
Plans.
(4)	An Aggregation Group shall include any terminated plan of
the Employer if it was maintained within the last five (5)
years ending on the Determination Date.
(e)  "Determination Date" means (a) the last day of the preceding
Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.
(f)  Present Value of Accrued Benefit:  In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated
Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).  The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.
(g)  "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:
(1)	the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and
(2)	the Aggregate Accounts of Key Employees under all defined
contribution plans included in the group, exceeds sixty
percent (60%) of a similar sum determined for all
Participants.
2.3	POWERS AND RESPONSIBILITIES OF THE EMPLOYER
(a)  The Employer shall be empowered to appoint and remove the
Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.
(b)  The Employer shall establish a "funding policy and method,"
i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust
Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.
(c)  The Employer shall periodically review the performance of any fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder.  This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.
(d)  The Employer will furnish Plan Fiduciaries and Participants with notices and information statements when voting rights must be exercised pursuant to Section 8.4.
2.4	DESIGNATION OF ADMINISTRATIVE AUTHORITY
The Employer shall appoint one or more Administrators.  Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.
The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.
2.5	ALLOCATION AND DELEGATION OF RESPONSIBILITIES
If more than one person is appointed as Administrator, the
responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.
2.6	POWERS AND DUTIES OF THE ADMINISTRATOR
The primary responsibility of the Administrator is to administer the
Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.
The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:
(a)  the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;
(b)  to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;
(c)  to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;
(d)  to maintain all necessary records for the administration of the Plan;
(e)  to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;
(f)  to determine the size and type of any Contract to be
purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;
(g)  to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;
(h)  to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the
Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;
(i)  to establish and communicate to Participants a procedure for allowing each Participant to direct the Trustee as to the distribution of his Company Stock Account pursuant to Section 4.6;
(j)  to establish and communicate to Participants a procedure and method to insure that each Participant will vote Company Stock allocated to such Participant's Company Stock Account pursuant to Section 8.4;
(k)  to assist any Participant regarding his rights, benefits, or elections available under the Plan.
2.7	RECORDS AND REPORTS
The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.
2.8	APPOINTMENT OF ADVISERS
The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.
2.9	INFORMATION FROM EMPLOYER
To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.
2.10	PAYMENT OF EXPENSES
All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.
2.11	MAJORITY ACTIONS
Except where there has been an allocation and delegation of
administrative authority pursuant to Section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.
2.12	CLAIMS PROCEDURE
Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.
2.13	CLAIMS REVIEW PROCEDURE
Any Employee, former Employee, or Beneficiary of either, who had been denied a benefit by a decision of the Administrator pursuant to Section 2.12 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.12. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.
ARTICLE III
ELIGIBILITY
3.1	CONDITION OF ELIGIBILITY
Any Eligible Employee who was employed on the last day of the first Plan
Year or employed within 60 days of October 11, 1991 shall be eligible to participate and shall enter the Plan as of the first day of such Plan Year. Any other Eligible Employee who has completed one (1) Year of Service shall be eligible to participate hereunder as of the date he has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan. The Employer shall give each prospective Eligible Employee written notice of his eligibility to participate in the Plan prior to the close of the Plan Year in which he first becomes an Eligible Employee.
3.2	APPLICATION FOR PARTICIPATION
In order to become a Participant hereunder, each Eligible Employee shall make application to the Employer for participation in the Plan and agree to the terms hereof. Upon the acceptance of any benefits under this Plan, such Employee shall automatically be deemed to have made application and shall be bound by the terms and conditions of the Plan and all amendments hereto.
3.3	EFFECTIVE DATE OF PARTICIPATION
An Eligible Employee shall become a Participant effective as of the earlier of the first day of the Plan Year or the first day of the seventh month of such Plan Year coinciding with or next following the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred).
In the event an Employee who is not a member of an eligible class of
Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant
 .
3.4	DETERMINATION OF ELIGIBILITY
The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.13.
3.5	TERMINATION OF ELIGIBILITY
(a)  In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of
Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan.  Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.
(b)  In the event a Participant is no longer a member of an
eligible class of Employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of
Employees.  If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the break in service rules of the
Plan.
3.6	OMISSION OF ELIGIBLE EMPLOYEE
If, in any Plan Year, any Employee who should be included as a
Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.
3.7	INCLUSION OF INELIGIBLE EMPLOYEE
If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.
3.8	ELECTION NOT TO PARTICIPATE
An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year.
ARTICLE IV
CONTRIBUTION AND ALLOCATION
4.1	FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION
(a)  For each Plan Year, the Employer shall contribute to the Plan such amount as shall be determined by the Employer.
(b)  Notwithstanding the foregoing, however, the Employer's
contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code
Section 404.  All contributions by the Employer shall be made in cash,
Company Stock or in such property as is acceptable to the Trustee.
(c)  Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.
4.2	TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION
Employer contributions will be paid in cash, Company Stock or other property as the Employer may from time to time determine. Company Stock and other property will be valued at their then fair market value. The Employer shall pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.
4.3	ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS
(a)  The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein.
(b)  The Employer shall provide the Administrator with all
information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year.  Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution to each Participant's Account in the same proportion that each such
Participant's Compensation for the year bears to the total Compensation of all Participants for such year.
	Only Participants who have completed a Year of Service
during the Plan Year shall be eligible to share in the discretionary contribution for the year.
(c)  The Company Stock Account of each Participant shall be
credited as of each Anniversary Date with Forfeitures of Company Stock and his allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the
Employer.  Stock dividends on Company Stock held in his Company Stock
Account shall be credited to his Company Stock Account when paid. Cash dividends on Company Stock held in his Company Stock Account shall, in the sole discretion of the Administrator, either be credited to his
Other Investments Account when paid or be used to repay an Exempt Loan; provided, however, that when cash dividends are used to repay an Exempt
Loan, Company Stock shall be released from the Unallocated Company Stock Suspense Account and allocated to the Participant's Company Stock
Account pursuant to Section 4.3(e) and, provided further, that Company
Stock allocated to the Participant's Company Stock Account shall have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's Other Investments Account for the year.
	Company Stock acquired by the Plan with the proceeds of an
Exempt Loan shall only be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 4.3(e) herein. Company Stock acquired with the proceeds of an Exempt Loan shall be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account.
(d)  As of each Anniversary Date or other valuation date, before the current valuation period allocation of Employer contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's
nonsegregated accounts (other than each Participant's Company Stock
Account) bear to the total of all Participants' and Former Participants' nonsegregated accounts (other than Participants' Company Stock Accounts)
as of such date.
	Earnings or losses do not include the interest paid under
any installment contract for the purchase of Company Stock by the Trust
Fund or on any loan used by the Trust Fund to purchase Company Stock, nor does it include income received by the Trust Fund with respect to
Company Stock acquired with the proceeds of an Exempt Loan; all income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan may, at the discretion of the Administrator, be used to repay such loan.
(e)  All Company Stock acquired by the Plan with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated
Company Stock Suspense Account.  Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered.  For each Plan Year during the duration of the loan, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release for the current Plan
Year multiplied by a fraction, the numerator of which is the amount of principal paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal to be paid for all future Plan
Years.  As of each Anniversary Date, the Plan must consistently allocate to each Participant's Account, in the same manner as Employer discretionary contributions pursuant to Section 4.1(a) are allocated, non-monetary units (shares and fractional shares of Company Stock) representing each Participant's interest in Company Stock withdrawn from the Unallocated Company Stock Suspense Account. However, Company Stock released from the Unallocated Company Stock Suspense Account with cash dividends pursuant to Section 4.3(c) shall be allocated to each
Participant's Company Stock Account in the same proportion that each such Participant's number of shares of Company Stock sharing in such cash dividends bears to the total number of shares of all Participants' Company Stock sharing in such cash dividends. Income earned with respect to Company Stock in the Unallocated Company Stock Suspense
Account shall be used, at the discretion of the Administrator, to repay the Exempt Loan used to purchase such Company Stock.  Company Stock released from the Unallocated Company Stock Suspense Account with such income, and any income which is not so used, shall be allocated as of each Anniversary Date or other valuation date in the same proportion that each Participant's and Former Participant's nonsegregated accounts after the allocation of any earnings or losses pursuant to Section
4.3(d) hear to the total of all Participants' and Former Participants' nonsegregated accounts after the allocation of any earnings or losses pursuant to Section 4.3(d).
(f)  As of each Anniversary Date any amounts which became
Forfeitures since the last Anniversary Date shall be allocated among the Participants' Accounts of Participants otherwise eligible to share in the allocation of discretionary contributions in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all such Participants for the year.
	Provided, however, that in the event the allocation of
Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.4) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.5.
(g)  For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions and Forfeitures as provided above, shall receive the minimum allocation provided for in
Section 4.3(i) if eligible pursuant to the provisions of Section 4.3(k).
(h)  Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement
(Normal or Late), Total and Permanent Disability or death shall share in the allocation of contributions and Forfeitures for that Plan Year.
(i)  Minimum Allocations Required for Top Heavy Plan Years:
Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer's contributions and Forfeitures allocated to the
Participant's Account of each Non-Rey Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each
Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (1) the sum of the Employer's contributions and Forfeitures allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and
(2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions and
Forfeitures allocated to the Participant's Account of each Non-Key
Employee shall be equal to the largest percentage allocated to the Participant's Account of any Key Employee.
	However, no such minimum allocation shall be required in
this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 providing such benefits included with this Plan in a Required Aggregation Group.
(j)  For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contributions and Forfeitures allocated on behalf of such Key Employee divided by the
"415 Compensation" for such Key Employee.
(k)  For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Account of all Non-
Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have
(1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) to the Plan.
(l)  For the purposes of this Section, "415 Compensation" shall be limited to $200,000.  Such amount shall be adjusted at the same time and in the same manner as permitted under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990.  For any short Plan Year the "415 Compensation"
limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).
	In addition to other applicable limitations set forth in the
Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit.  The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which
Compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
	For Plan Years beginning on or after January 1, 1994, any
reference in this Plan to the limitation under Code Section 401(a)(17)
shall mean the OBRA '93 annual compensation limit set forth in this provision.
	If Compensation for any prior determination period is taken
into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is
$150,000.
(m)  If a Former Participant is reemployed after five (5)
consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:
(1)	one account for nonforfeitable benefits attributable to pre-
break service; and
(2)	one account representing his status in the Plan attributable to post-break service.
(n)  INTENTIONALLY DELETED
(o)  For the purposes of this Section, if a Highly Compensated
Participant is a Participant under two or more cash or deferred arrangements of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, no such aggregation of cash or deferred arrangements is required.
4.4	MAXIMUM ANNUAL ADDITIONS
(a)  Notwithstanding the foregoing, the maximum "annual additions"
credited to a Participant's accounts for any "limitation year" shall equal the lesser of:  (1) $30,000 (or, if Greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or
(2) twenty-five percent (25%) of the Participant's "415 Compensation"
for such "limitation year." For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).
(b)  For purposes of applying the limitations of Code Section 415,
"annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31,
1984, to an individual medical account, as defined in Code Section
415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section
419A(d)(3)) under a welfare benefit plan (as defined in Code Section
419(e)) maintained by the Employer.  Except, however, the "415
Compensation" percentage limitation referred to in paragraph (a)(2)
above shall not apply to:  (1) any contribution for medical benefits
(within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under  Code Section
415(l)(1).
(c)  For purposes of applying the limitations of Code Section 415, the following are not "annual additions": (1) the transfer of funds from one qualified plan to another and (2) provided no more than one-third of the Employer contributions for the year are allocated to Highly
Compensated Participants, Forfeitures of Company Stock purchased with the proceeds of an Exempt Loan and Employer contributions applied to the payment of interest on an Exempt Loan. In addition, the following are not Employee contributions for the purposes of Section 4.4(b)(2): (1)
rollover contributions (as defined in Code Sections 402(a)(5),
403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4)
repayments of distributions received by an Employee pursuant to Code
Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).
(d)  For purposes of applying the limitations of Code Sectional
415, the "limitation year" shall be the Plan Year.
(e)  The dollar limitation under Code Section 415(b)(1)(A) stated
in paragraph (a)(1) above shall be adjusted annually as provided in Code
Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.
(f)  For the purpose of this Section, all qualified defined
benefit plans (whether terminated or not) ever maintained by the
Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.
(g)  For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 416(b) and
(c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.
(h)  For the purpose of this Section, if this Plan is a Code
Section 413(c) plan, all Employers of a Participant who maintain this
Plan will be considered to be a single Employer.
(i)  (1)	If a Participant participates in more than one defined
contribution plan maintained by the Employer which have
different Anniversary Dates, the maximum "annual additions"
under this Plan shall equal the maximum "annual additions"
for the "limitation year" minus any "annual additions"
previously credited to such Participant's accounts during
the "limitation year."
(2)	If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution
plan not subject to Code Section 412 maintained by the
Employer which have the same Anniversary Date, "annual
additions" will be credited to the Participant's accounts
under the defined contribution plan subject to Code Section
412 prior to crediting "annual additions" to the
Participant's accounts under the defined contribution plan
not subject to Code Section 412.
(3)	If a Participant participates in more than one defined
contribution plan not subject to Code Section 412 maintained by the Employer which have the same anniversary Date, the
maximum "annual additions" under this Plan shall equal the
product of (A) the maximum "annual additions" far the
"limitation year" minus any "annual additions" previously
credited under subparagraphs (1) or (2) above, multiplied by
(B) a fraction (i) the numerator of which is the "annual
additions" which would be credited to such Participant's
accounts under this Plan without regard to the limitations
of Code Section 415 and (ii) the denominator of which is
such "annual additions" for all plans described in this
subparagraph.
(j)  If an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.
(k)  The defined benefit plan fraction for any "limitation year"
is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the "limitation year" under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).
	Notwithstanding the above, if the Participant was a
Participant as of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last "limitation year" beginning before January 1,
1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986.  The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all "limitation years" beginning before January 1, 1987.
(l)  The defined contribution plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the annual additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the
Employer for the current and all prior "limitation years" (including the annual additions attributable to the Participant's nondeductible
Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section
419(e), and individual medical accounts, as defined in Code Section
415(1)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior "limitation years" of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any "limitation year" is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d)
in effect under Code Section 415(c)(1)(A) or 35 percent of the
Participant's Compensation for such year.
	If the Employee was a Participant as of the end of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1,
1987, and disregarding any changes in the terms and conditions of the
Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first "limitation year" beginning on or after January
1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.
(m)  Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, 100 percent shall be substituted for
125 percent in Sections 4.4(k) and 4.4(l) unless the extra minimum
allocation is being provided pursuant to Section 4.3.   However, for any
"limitation year" in which the Plan is a Super Top Heavy Plan, 100 percent shall be substituted for 125 percent in any event.
(n)  Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code
Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.
4.5	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS
(a)  If, as a result of the allocation of Forfeitures, a
reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.4 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall
(1) distribute any elective deferrals (within the meaning of Code
Section 402(g)(3)) or return any voluntary Employee contributions credited for the "limitation year" to the extent that the return would reduce the "excess amount" in the Participant's accounts (2) hold any
"excess amount" remaining after the return of any elective deferrals or voluntary Employee contributions in a "Section 415 suspense account" (3) allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the
Plan for such "limitation year" (4) reduce Employer contributions to the
Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."
(b)  For purposes of this Article, "excess amount" for any
Participant for a "limitation year" shall mean the excess, if any, of
(1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section
415 over (2) the maximum "annual additions" determined pursuant to
Section 4.4.
(c)  For purposes of this Section, "Section 415 suspense account"
shall mean an unallocated account equal to the sum of "excess amount"
for all Participants in the Plan during the "limitation year."  The
"Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.
(d)  The Plan may not distribute "excess amounts," other than voluntary Employee contributions, to Participants or Former
Participants.
4.6	DIRECTED INVESTMENT ACCOUNT
(a)  Each "Qualified Participant" may elect within ninety (90)
days after the close of each Plan Year during the "Qualified Election
Period" to direct the Trustee in writing as to the distribution in cash and/or Company Stock of 25 percent of the total number of shares of
Company Stock acquired by or contributed to the Plan that have ever been allocated to such "Qualified Participant's" Company Stock Account
(reduced by the number of shares of Company Stock previously distributed in cash and/or Company Stock pursuant to a prior election).  In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting "50 percent" for "25 percent".  If the "Qualified Participant" elects to direct the Trustee as to the distribution of his Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies.  Any such distribution of Company Stock shall be subject to Section 7.11.
	Notwithstanding the above, if the fair market value
(determined pursuant to Section 6.1 at the Plan valuation date immediately preceding the first day on which a "Qualified Participant"
is eligible to make an election) of Company Stock acquired by or contributed to the Plan and allocated to a "Qualified Participant's"
Company Stock Account is $500 or less, then such Company Stock shall not be subject to this paragraph. For purposes of determining whether the fair market value exceeds $500, Company Stock held in accounts of all employee stock ownership plans (as defined in Code Section 4975(e)(7))
and tax credit employee stock ownership plans (as defined in Code
Section 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the Plan.
(b)  For the purposes of this Section the following definitions shall apply:
(1)	"Qualified Participant" means any Participant or Former
Participant who has completed ten (10) Plan Years of Service as a Participant and has attained age 55.
(2)	"Qualified Election Period" means the six (6) Plan Year
period beginning with the later of (i) the first Plan Year
in which the Participant first became a "Qualified
Participant", or (ii) the first Plan Year beginning after
December 31, 1986.
5.1	INVESTMENT POLICY
(a)  The Plan is designed to invest primarily in Company Stock.
(b)  With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust or in life insurance policies to the extent permitted by subparagraph (c) below, or the Trustee may hold such funds in cash or cash equivalents.
(c)  With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in insurance policies on the life of any "keyman" Employee. The proceeds of a
"keyman" insurance policy may not be used for the repayment of any indebtedness owed by the Plan which is secured by Company Stock. In the event any "keyman" insurance is purchased by the Trustee, the premiums paid thereon during any Plan Year, net of any policy dividends and increases in cash surrender values, shall be treated as the cost of Plan investment and any death benefit or cash surrender value received shall be treated as proceeds from an investment of the Plan.
(d)  The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.
(e)  The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan.  However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.
(f)  All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof.  All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof.  The valuation rules set forth in Article VI shall be applicable.
5.2	APPLICATION OF CASH
Employer contributions in cash and other cash received by the Trust Fund shall first be applied to pay any Current Obligations of the Trust Fund.
5.3	LOANS TO THE TRUST
(a)  The Plan may borrow money for any lawful purpose, provided the proceeds of an Exempt Loan are used within a reasonable time after receipt only for any or all of the following purposes:
(1)	To acquire Company Stock.
(2)	To repay such loan
(3)	To repay a prior Exempt Loan.
(b)  All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt
Loans including but not limited to the following:
(1)	The loan must be at a reasonable rate of interest;
(2)	The amount of interest paid shall not exceed the amount of
each payment which would be treated as interest under
standard loan amortization tables;
(3)	Any collateral pledged to the creditor by the Plan shall
consist only of the Company Stock purchased with the
borrowed funds;
(4)	Under the terms of the loan, any pledge of Company Stock
shall provide for the release of shares so pledged on a pro-
rata basis pursuant to Section 4.3 (e);
(5)	Under the terms of the loan, the creditor shall have no
recourse against the Plan except with respect to such
collateral, earnings attributable to such collateral,
Employer contributions (other than contributions of Company
Stock) that are made to meet Current Obligations and
earnings attributable to such contributions;
(6)	The loan must be for a specific term and may not be payable
at the demand of any person, except in the case of default;
(7)	The term of the loan (including the sum of the expired
duration of the loan, any renewal period, any extension
period, and the duration of any new loan) shall not exceed
ten (10) years;
(8)	The loan must provide for annual payments of principal and
interest at a cumulative rate that is not less rapid at any
time than level annual payments of such amounts for ten (10)
years;
(9)	In the event of default upon an Exempt Loan, the value of
the Trust Fund transferred in satisfaction of the Exempt
Loan shall not exceed the amount of default.  If the lender
is a disqualified person, an Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the
extent of the failure of the Plan to meet the payment
schedule of the Exempt Loan;
(10)	Exempt Loan payments during a Plan Year must not exceed an
amount equal to: (A) the sum, over all Plan Years, of all
contributions and cash dividends paid by the Employer to the
Plan with respect to such Exempt Loan and earnings on such
Employer contributions and cash dividends, less (B) the sum
of the Exempt Loan payments in all preceding Plan Years.  A
separate accounting shall be maintained for such Employer
contributions, cash dividends and earnings until the Exempt
Loan is repaid.
(c)  For purposes of this Section, the term "disqualified person" means a person who is a Fiduciary, a person providing services to the Plan, an Employer any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of the stock, or an officer, director, 10% or more shareholder, or a highly compensated Employee.
ARTICLE VI
VALUATIONS
6.1	VALUATION OF THE TRUST FUND
The Administrator shall direct the Trustee, as of each Anniversary
Date, and at such other date or dates deemed necessary by the Administrator, herein called "valuation date," to determine the net worth of the assets comprising the Trust Fund as it exists on the "valuation date." In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the "valuation date" and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.
6.2	METHOD OF VALUATION
Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent "valuation date" under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradeable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(1).
ARTICLE VII
DETERMINATION AND DISTRIBUTION OF BENEFITS
7.1	DETERMINATION OF BENEFITS UPON RETIREMENT
Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.3, shall continue until his Late Retirement Date. Upon a Participant's Retirement Date or attainment of his Normal Retirement Date without termination of employment with the Employer, or as soon thereafter as is practicable, the Trustee shall distribute all amounts credited to such Participant's Account in accordance with Sections 7.5 and 7 6.
7.2	DETERMINATION OF BENEFITS UPON DEATH
(a)  Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully vested. If elected, distribution of the Participant's Account shall commence not later than one (1) year after the close of the Plan Year in which such
Participant's death occurs.  The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute the value of the deceased Participant's accounts to the Participant's
Beneficiary.
(b)  Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections
7.5 and 7.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.
(c)  The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.
(d)  The Beneficiary of the death benefit payable pursuant to this
Section shall be the Participant's spouse.  Except, however, the
Participant may designate a Beneficiary other than his spouse if:
(1)	the spouse has waived the right to be the Participant's
Beneficiary, or
(2)	the Participant is legally separated or has been abandoned
(within the meaning of local law) and the Participant has a
court order to such effect (and there is no "qualified
domestic relations order" as defined in Code Section 414(p)
which provides otherwise), or
(3)	the Participant has no spouse, or
(4)	the spouse cannot be located.
	In such event, the designation of a Beneficiary shall be
made on a form satisfactory to the Administrator.  A Participant may at any time revoke his designation of a Beneficiary or change his
Beneficiary by filing written notice of such revocation or change with the Administrator.  However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.
(e)  Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.
7.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY
In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, shall distribute to such Participant all amounts credited to such Participant's Account as though he had retired. If such Participant elects, distribution shall commence not later than one (1) year after the close of the Plan Year in which Total and Permanent Disability occurs.
7.4	DETERMINATION OF BENEFITS UPON TERMINATION
(a)  On or before the Anniversary Date coinciding with or
subsequent to the termination of a Participant's employment for any reason other than death, Total and Permanent Disability or retirement, the Administrator may direct the Trustee to segregate the amount of the
Vested portion of such Terminated Participant's Account and invest the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit, common or collective trust fund of a bank or a deferred annuity. In the event the Vested portion of a Participant's Account is not segregated, the amount shall remain in a separate account for the Terminated Participant and share in allocations pursuant to Section 4.3 until such time as a distribution is made to the Terminated Participant.
If a portion of a Participant's Account is forfeited, Company
Stock allocated to the Participant's Company Stock Account must be forfeited only after the Participant's Other Investments Account has been depleted.  If interest in more than one class of Company Stock has been allocated to a Participant's Account, the Participant must be treated as forfeiting the same proportion of each such class.
Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent
Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant's Account to be payable to such Terminated Participant on or after the Anniversary Date coinciding with or next following termination of employment.
Distribution to a Participant shall not include any Company Stock acquired with the proceeds of an Exempt Loan until the close of the Plan
Year in which such loan is repaid in full. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section
411(a)(11) and the Regulations thereunder.
If the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the
Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.
(b)  The Vested portion of any Participant's Account shall be a percentage of the total amount credited to his Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:
Vesting Schedule
Years of Service
Percentage

1
0%

2
20%

3
40%

4
65%

5
100%

(c)  Notwithstanding the vesting schedule above, the Vested
percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.
(d) Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer's contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.
(e)  The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan.  For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status.  In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The
Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:
(1)	the adoption date of the amendment,
(2)	the effective date of the amendment, or
(3)	the date the Participant receives written notice of the
amendment from the Employer or Administrator.
(f)  (1)	If any Former Participant shall be reemployed by the
Employer before a 1-Year Break in Service occurs, he shall
continue to participate in the Plan in the same manner as if such termination had not occurred.
(2)	If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include
Years of Service prior to his 1-Year Break in Service
subject to the following rules:
(i)  If a Former Participant has a 1-Year Break in Service,
his pre-break and post-break service shall be used for
computing Years of Service for eligibility and for vesting
purposes only after he has been employed for one (1) Year of
Service following the date of his reemployment with the
Employer;
(ii)  Any Former Participant who under the Plan does not
have a nonforfeitable right to any interest in the Plan
resulting from Employer contributions shall lose credits
otherwise allowable under (i) above if his consecutive 1-
Year Breaks in Service equal or exceed the greater of
(A) five (5) or (B) the aggregate number of his pre-break
Years of Service;
(iii)  After five (5) consecutive 1-Year Breaks in Service,
a Former Participant's Vested Account balance attributable
to pre-break service shall not be increased as a result of
post-break service;
(iv)  If a Former Participant who has not had his Years of
Service before a 1-Year Break in Service disregarded
pursuant to (ii) above completes one (1) Year of Service for eligibility purposes following his reemployment with the
Employer, he shall participate in the Plan retroactively
from his date of reemployment;
(v)  If a Former Participant who has not had his Years of
Service before a 1-Year Break in Service disregarded
pursuant to (ii) above completes a Year of Service (a 1-Year
Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively
from the first day of the Plan Year during which he
completes one (1) Year of Service.
7.5	DISTRIBUTION OF BENEFITS
(a)  The Administrator, pursuant to the election of the
Participant (or if no election has been made prior to the Participant's death, by his Beneficiary), shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:
(1)	One lump-sum payment;
(2)	Payments over a period certain in monthly, quarterly,
semiannual, or annual installments.  The period over which
such payment is to be made shall not extend beyond the
earlier of the Participant's life expectancy (or the life
expectancy of the Participant and his designated
Beneficiary) or the limited distribution period provided for in Section 7.5(b).
(b)  Unless the Participant elects in writing a longer
distribution period, distributions to a Participant or his Beneficiary attributable to Company Stock shall be in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than five (5) years.  In the case of a Participant with an account balance attributable to Company Stock in excess of $500,000, the five
(5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000.  The dollar limits shall be adjusted at the same time and in the same manner as provided in Code
Section 415(d).
(c)  Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded, $3,500 at the time of any prior distribution shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62.  With regard to this required consent:
(1)	The Participant must be informed of his right to defer
receipt of the distribution.  If a Participant fails to
consent, it shall be deemed an election to defer the
commencement of payment of any benefit.  However, any
election to defer the receipt of benefits shall not apply
with respect to distributions which are required under
Section 7.5(f).
(2)	Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days
before the first day on which all events have occurred which entitle the Participant to such benefit.
(3)	Written consent of the Participant to the distribution must
not be made before the Participant receives the notice and
must not be made more than 90 days before the first day on
which all events have occurred which entitle the Participant to such benefit.
(4)	No consent shall be valid if a significant detriment is
imposed under the Plan on any Participant who does not
consent to the distribution.
If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Regulation 1.411(a)-11(c) is given, provided that:
(1) the Administrator clearly informs the Participant that the
Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
(2) the Participant, after receiving the notice, affirmatively elects a distribution.
(d)  Notwithstanding anything herein to the contrary, the
Administrator, in his sole discretion, may direct that cash dividends on shares of Company Stock allocable to Participants' or Former
Participants' Company Stock Accounts be distributed to such Participants or Former Participants within 90 days after the close of the Plan Year in which the dividends are paid.
(e)  Any part of a Participant's benefit which is retained in the
Plan after the Anniversary Date on which his participation ends will continue to be treated as a Company Stock Account or as an Other
Investments Account (subject to Section 7.4(a)) as provided in Article
IV. However, neither account will be credited with any further Employer contributions or Forfeitures.
(f)  Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code
Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:
(1)	A Participant's benefits shall be distributed to him not
later than April 1st of the calendar year following the
later of (i) the calendar year in which the Participant
attains age 70 1/2 or (ii) the calendar year in which the
Participant retires, provided, however, that this clause
(ii) shall not apply in the case of a Participant who is a
"five (5) percent owner" at any time during the five (5)
Plan Year period ending in the calendar year in which he
attains age 70 1/2 or, in the case of a Participant who
becomes a "five (5) percent owner" during any subsequent
Plan Year, clause (ii) shall no longer apply and the
required beginning date shall be the April 1st of the
calendar year following the calendar year in which such
subsequent Plan Year ends.  Alternatively, distributions to
a Participant must begin no later than the applicable April
1st as determined under the preceding sentence and must be
made over a period certain measured by the life expectancy
of the Participant (or the life expectancies of the
Participant and his designated Beneficiary) in accordance
with Regulations.  Notwithstanding the foregoing, clause
(ii) above shall not apply to any Participant unless the
Participant had attained age 70 1/2 before January 1, 1988
and was not a "five (5) percent owner" at any time during
the Plan Year ending with or within the calendar year in
which the Participant attained age 66 1/2 or any subsequent
Plan Year.
(2)	Distributions to a Participant and his Beneficiaries shall
only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the
Regulations thereunder.
(g)  Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a
Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 7.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.
However, the 5-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated
Beneficiary.  In such event, such portion shall be distributed over a period not extending beyond the life expectancy of such designated
Beneficiary provided such distribution begins not later than December
31st of the calendar year immediately following the calendar year in which the Participant died.  However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply.  In lieu thereof,
distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2.  If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.
(h)  For purposes of this Section, the life expectancy of a
Participant and a Participant's spouse shall be redetermined annually in accordance with Regulations. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in
Tables V and VI of Regulation 1.72-9.
(i)  Except as limited by Sections 7.5 and 7.6, whenever the
Trustee is to make a distribution or to commence a series of payments on or as of an Anniversary Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:
(1)	the date on which the Participant attains the earlier of age
65 or the Normal Retirement Age specified herein;
(2)	the 10th anniversary of the year in which the Participant
commenced participation in the Plan; or
(3)	the date the Participant terminates his service with the
Employer.
(j)  If a distribution is made at a time when a Participant is not fully Vested in his Participant's Account and the Participant may
increase the Vested percentage in such account:
(1)	a separate account shall be established for the
Participant's interest in the Plan as of the time of the
distribution; and
(2)	at any relevant time, the Participant's Vested portion of
the separate account shall be equal to an amount ("X")
determined by the formula:
X equals P(AB plus (R x D)) - (R x D)
For purposes of applying the formula: P is the Vested
percentage at the relevant time, AB is the account balance
at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to
the account balance after distribution.
7.6	HOW PLAN BENEFIT WILL BE DISTRIBUTED
(a)  Distribution of a Participant's benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or his Beneficiary, in writing, of the right to demand that benefits be distributed solely in
Company Stock.
(b)  If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant's benefit will be made entirely in whole shares or other units of Company
Stock. Any balance in a Participant's Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value.  Any fractional unit value unexpended will be distributed in cash.  If
Company Stock is not available for purchase by the Trustee, then the
Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Sections 7.5(i) and 7.5(f).
(c)  The Trustee will make distribution from the Trust only on instructions from the Administrator.
(d)  Notwithstanding anything contained herein to the contrary, if the Employer's charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h)(2), the Administrator shall distribute a Participant's Account entirely in cash without granting the
Participant the right to demand distribution in shares of Company Stock.
(e)  Except as otherwise provided herein, Company Stock
distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of his Company Stock to the Employer before offering to sell his Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.
(f)  If Company Stock acquired with the proceeds of an Exempt Loan
(described in Section 5.3 hereof) is available for distribution and consists of more than one class, a Participant or his Beneficiary must receive substantially the same proportion of each such class.
7.7	DISTRIBUTION FOR MINOR BENEFICIARY
In the event a distribution is to be made to a minor, then the
Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.
7.8	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN
In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.
7.9	RIGHT OF FIRST REFUSALS
(a)  If any Participant, his Beneficiary or any other person to whom shares of Company Stock are distributed from the Plan (the "Selling Participant") shall, at any time, desire to sell some or all of such shares (the "Offered Shares") to a third party (the "Third Party"), the Selling Participant shall give written notice of such desire to the
Employer and the Administrator, which notice shall contain the number of shares offered for sale, the proposed terms of the sale and the names and addresses of both the Selling Participant and Third Party.  Both the
Trust Fund and the Employer shall each have the right of first refusal for a period of fourteen (14) days from the date the Selling Participant gives such written notice to the Employer and the Administrator (such fourteen (14) day period to run concurrently against the Trust Fund and the Employer) to acquire the Offered Shares.  As between the Trust Fund and the Employer, the Trust Fund shall have priority to acquire the shares pursuant to the right of first refusal.  The selling price and terms shall be the same as offered by the Third Party.
(b)  If the Trust Fund and the Employer do not exercise their right of first refusal within the required fourteen (14) day period provided above, the Selling Participant shall have the right, at any time following the expiration of such fourteen (14) day period, to dispose of the Offered Shares to the Third Party; provided, however, that (i) no disposition shall be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant above, and (ii) if such disposition shall not be made to a third party on the terms offered to the Employer and the Trust Fund, the offered Shares shall again be subject to the right of first refusal set forth above.
(c)  The closing pursuant to the exercise of the right of first refusal under Section 7.9(a) above shall take place at such place agreed upon between the Administrator and the Selling Participant, but not
later than ten (10) days after the Employer or the Trust Fund shall have notified the Selling Participant of the exercise of the right of first refusal. At such closing, the Selling Participant shall deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or the Trust Fund shall deliver the purchase price, or an appropriate portion thereof, to the Selling Participant.
(d)  Except as provided in this paragraph (d), no Company Stock acquired with the proceeds of an Exempt Loan complying with the requirements of Section 5.3 hereof shall be subject to a right of first refusal. Company Stock acquired with the proceeds of an Exempt Loan, which is distributed to a Participant or Beneficiary, shall be subject to the right of first refusal provided for in paragraph (a) of this
Section only so long as the Company Stock is not publicly traded.  The term "publicly traded" refers to a securities exchange registered under
Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act (15
U.S.C. 780).  In addition, in the case of Company Stock which was acquired with the proceeds of a loan described in Section 5.3, the selling price and other terms under the right must not be less favorable to the seller than the greater of the value of the security determined under Section 6.2, or the purchase price and other terms offered by a buyer (other than the Employer or the Trust Fund), making a good faith offer to purchase the security.  The right of first refusal must lapse no later than fourteen (14) days after the security holder gives notice to the holder of the right that an offer by a third party to purchase the security has been made.  The right of first refusal shall comply with the provisions of paragraphs (a), (b) and (c) of this Section, except to the extent those provisions may conflict with the provisions of this paragraph.
7.10	STOCK CERTIFICATE LEGEND
Certificates for shares distributed pursuant to the Plan shall contain the following legend:
"The shares represented by this certificate are transferable only upon compliance with the terms of ATLANTIC COAST AIRLINES, INC. EMPLOYEE STOCK OWNERSHIP PLAN effective as of October 11, 1991, which grants to Atlantic Coast Airlines, Inc. a right of first refusal, a copy of said Plan being on file in the office of the Company."
7.11	PUT OPTION
(a)  If Company Stock which was not acquired with the proceeds of an Exempt Loan is distributed to a Participant and such Company Stock is not readily tradeable on an established securities market, a Participant has a right to require the Employer to repurchase the Company Stock distributed to such Participant under a fair valuation formula. Such
Stock shall be subject to the provisions of Section 7.11(c).
(b)  Company Stock which is acquired with the proceeds of an
Exempt Loan and which is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, must be subject to a put option.  For purposes of this paragraph, a "trading limitation" on a Company Stock is a restriction under any Federal or State securities law or any regulation thereunder, or an agreement (not prohibited by
Section 7.12) affecting the Company Stock which would make the Company
Stock not as freely tradeable as stock not subject to such restriction.
(c)  The put option must be exercisable only by a Participant, by the Participant's donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a
Participant's death.  (Under this paragraph Participant or Former
Participant means a Participant or Former Participant and the beneficiaries of the Participant or Former Participant under the Plan.)
The put option must permit a Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan.
However, it shall grant the Plan an option to assume the rights and obligations of the Employer at the time that the put option is exercised.  If it is known at the time a loan is made that Federal or
State law will be violated by the Employer's honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the
Employer or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.
The put option shall commence as of the day following the date the
Company Stock is distributed to the Former Participant and end 60 days thereafter and if not exercised within such 60-day period, an additional 60-day option shall commence on the first day of the fifth month of the
Plan Year next following the date the stock was distributed to the
Former Participant (or such other 60-day period as provided in regulations promulgated by the Secretary of the Treasury).  However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the 60-day periods described herein after distribution, the Employer must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the applicable 60-day period the Company Stock is subject to the put option.  The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform distributees of the term of the put options that they are to hold. The terms must satisfy the requirements of this paragraph.
The put option is exercised by the holder notifying the Employer in writing that the put option is being exercised; the notice shall state the name and address of the holder and the number of shares to be sold.  The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or State law.  The price at which a put option must be exercisable is the value of the Company Stock determined in accordance with Section 6.2.  Payment under the put option involving a
"Total Distribution" shall be paid in substantially equal monthly, quarterly, semiannual or annual installments over a period certain beginning not later than thirty (30) days after the exercise of the put option and not extending beyond (5) years. The deferral of payment is reasonable if adequate security and a reasonable interest rate on the unpaid amounts are provided. The amount to be paid under the put option involving installment distributions must be paid not later than thirty
(30) days after the exercise of the put option.  Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer's articles of incorporation, unless so required by applicable state law.
For purposes of this Section, "Total Distribution" means a
distribution to a Participant or his Beneficiary within one taxable year of the entire Vested Participant's Account.
(d)  An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this Section.  The Plan (and the Trust Fund) must not otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.
7.12	NONTERMINABLE PROTECTIONS AND RIGHTS
No Company Stock, except as provided in Section 4.3(n) and Section
7.11(b), acquired with the proceeds of a loan described in Section 5.3 hereof may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of a loan described in Section 5.3 hereof is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.
7.13	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION
All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p) .
ARTICLE VIII
TRUSTEE
8.1	BASIC RESPONSIBILITIES OF THE TRUSTEE
The Trustee shall have the following categories of responsibilities:
(a)  Consistent with the "funding policy and method" determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of an Investment Manager if the Trustee should appoint such manager as to all or a portion of the assets of the Plan;
(b)  At the direction of the Administrator, to pay benefits
required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries;
(c)  To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report per Section 8.7; and
(d)  If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.
8.2	INVESTMENT POWERS AND DUTIES OF THE TRUSTEE
(a)  The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein.  The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as an Employee Stock Ownership Plan and Trust.
(b)  The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.
(c)  The Trustee may from time to time with the consent of the
Employer transfer to a common, collective, or pooled trust fund maintained by any corporate Trustee hereunder, all or such part of the
Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, or pooled trust fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts.  The Trustee may, from time to time with the consent of the Employer, withdraw from such common, collective, or pooled trust fund all or such part of the Trust Fund as the Trustee may deem advisable.
(d)  In the event the Trustee invests any part of the Trust Fund, pursuant to the directions of the Administrator, in any shares of stock issued by the Employer, and the Administrator thereafter directs the
Trustee to dispose of such investment, or any part thereof, under circumstances which, in the opinion of counsel for the Trustee, require registration of the securities under the Securities Act of 1933 and/or qualification of the securities under the Blue Sky laws of any state or states, then the Employer at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.
8.3	OTHER POWERS OF THE TRUSTEE
The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:
(a)  To purchase, or subscribe for, any securities or other
property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;
(b)  To sell, exchange, convey, transfer, grant options to
purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction.  No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;
(c)  To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;
(d)  To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;
(e)  To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as
Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;
(f)  To keep such portion of the Trust Fund in cash or cash
balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;
(g)  To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as
Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;
(h)  To make, execute, acknowledge, and deliver any and all
documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;
(i)  To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;
(j)  To employ suitable agents and counsel and to pay their
reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;
(k)  To apply for and procure from responsible insurance
companies, to be selected by the Administrator, as an investment of the
Trust Fund such annuity, or other Contracts (on the life of any
Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;
(l)  To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;
(m)  To invest in Treasury Bills and other forms of United States government obligations;
(n)  To invest in shares of investment companies registered under the Investment Company Act of 1940;
(o)  To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;
(p)  To vote Company Stock as provided in Section 8.4;
(q) To consent to or otherwise participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Company Stock or any other securities and to pay any assessments or charges in connection therewith;
(r)  To deposit such Company Stock (but only if such deposit does not violate the provisions of Section 8.4 hereof) or other securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby;
(s)  To sell or exercise any options, subscription rights and conversion privileges and to make any payments incidental thereto;
(t)  To exercise any of the powers of an owner, with respect to such Company Stock and other securities or other property comprising the
Trust Fund.  The Administrator, with the Trustee's approval, may authorize the Trustee to act on any administrative matter or class of matters with respect to which direction or instruction to the Trustee by the Administrator is called for hereunder without specific direction or other instruction from the Administrator;
(u)  To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1933, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock
Exchange;
(v)  To do all such acts and exercise all such rights and
privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.
8.4	VOTING COMPANY STOCK
The Trustee shall vote all Company Stock held by it as part of the Plan assets. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. The Trustee shall not vote Company Stock which a Participant or Beneficiary fails to exercise pursuant to this Section. Notwithstanding the foregoing, if the Employer has a registration-type class of securities or, with respect to Company Stock acquired by, or transferred to, the Plan in connection with a securities acquisition loan (as defined in Code Section 133(b)) after July 10, 1989, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration-type class of securities, with respect to Company Stock other than Company Stock acquired by, or transferred to, the Plan in connection with a securities acquisition loan (as defined in Code Section 133(b)) after July 10, 1989, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations. For purposes of this Section the term "registration-type class of securities" means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection
(g)(2)(H) of such Section 12.
If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.
8.5	DUTIES OF THE TRUSTEE REGARDING PAYMENTS
(a)  The Trustee shall make distributions from the Trust Fund at such times and in such numbers of shares or other units of Company Stock and amounts of cash to or for the benefit of the person entitled thereto under the Plan as the Administrator directs in writing.  Any undistributed part of a Participant's interest in his accounts shall be retained in the Trust Fund until the Administrator directs its distribution.  Where distribution is directed in Company Stock, the
Trustee shall cause an appropriate certificate to be issued to the person entitled thereto and mailed to the address furnished it by the Administrator. Any portion of a Participant's Account to be distributed in cash shall be paid by the Trustee mailing its check to the same person at the same address.  If a dispute arises as to who is entitled to or should receive any benefit or payment, the Trustee may withhold or cause to be withheld such payment until the dispute has been resolved.
(b)  As directed by the Administrator, the Trustee shall make payments out of the Trust Fund.  Such directions or instructions need not specify the purpose of the payments so directed and the Trustee shall not be responsible in any way respecting the purpose or propriety of such payments except as mandated by the Act.
(c) In the event that any distribution or payment directed by the Administrator shall be mailed by the Trustee to the person specified in such direction at the latest address of such person filed with the Administrator, and shall be returned to the Trustee because such person cannot be located at such address, the Trustee shall promptly notify the Administrator of such return. Upon the expiration of sixty (60) days after such notification, such direction shall become void and unless and until a further direction by the Administrator is received by the
Trustee with respect to such distribution or payment, the Trustee shall thereafter continue to administer the Trust as if such direction had not been made by the Administrator.  The Trustee shall not be obligated to search for or ascertain the whereabouts of any such person.
8.6	TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES
The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.
8.7	ANNUAL REPORT OF THE TRUSTEE
Within a reasonable period of time after the later of the Anniversary
Date or receipt of the Employer's contribution for each Plan Year, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:
(a)  the net income, or loss, of the Trust Fund;
(b)  the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;
(c)  the increase, or decrease, in the value of the Trust Fund;
(d)  all payments and distributions made from the Trust Fund; and
(e)  such further information as the Trustee and/or Administrator deems appropriate.  The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof.  Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof.  The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.
8.8	AUDIT
(a)  If an audit of the Plan's records shall be required by the
Act and the regulations thereunder for any Plan Year, the administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.  All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.
(b)  If some or all of the information necessary to enable the
Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the
Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.
8.9	RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE
(a)  The Trustee may resign at any time by delivering to the
Employer, at least thirty (30) days before its effective date, a written notice of his resignation.
(b)  The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal.
(c)  Upon the death, resignation, incapacity, or removal of any
Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the employer, shall, without further act, became vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein.
Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.
(d)  The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee.  In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as
Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.
(e)  Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee.  This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under
Section 8.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 8.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 8.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by
Section 8.7 and this subparagraph.
8.10	TRANSFER OF INTEREST
Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.
8.11	DIRECT ROLLOVER
(a)  This Section applies to distributions made on or after
January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
(b)  For purposes of this Section the following definitions shall apply:
(1)	An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the
distributee, except that an eligible rollover distribution
does not include: any distribution that is one of a series
of substantially equal periodic payments (not less
frequently than annually) made for the life (or life
expectancy) of the distributee or the joint lives (or joint
life expectancies) of the distributee and the distributee's
designated beneficiary, or for a specified period of ten
years or more; any distribution to the extent such
distribution is required under Code Section 401(a)(9); and
the portion of any distribution that is not includible in
gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer
securities) .
(2)	An eligible retirement plan is an individual retirement
account described in Code Section 408(a), an individual
retirement annuity described in Code Section 408(b), an
annuity plan described in Code Section 403(a), or a
qualified trust described in Code Section 401(a), that
accepts the distributee's eligible rollover distribution.
However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an
individual retirement account or individual retirement
annuity.
(3)	A distributee includes an Employee or former Employee.  In
addition, the Employee's or former Employee's surviving
spouse and the Employee's or former Employee's spouse or
former spouse who is the alternate payee under a qualified
domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse
or former spouse.
(4)	A direct rollover is a payment by the plan to the eligible
retirement plan specified by the distributee.
ARTICLE IX
AMENDMENT, TERMINATION AND MERGERS
9.1	AMENDMENT
(a)  The Employer shall have the right at any time to amend the
Plan, subject to the limitations of this Section.  Any such amendment shall be adopted by formal action of the Employer's board of directors and executed by an officer authorized to act on behalf of the Employer. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee's and Administrator's written consent.  Any such amendment shall become effective as provided therein upon its execution.  The
Trustee shall not be required to execute any such amendment unless the
Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.
(b)  No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.
(c)  Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d) (6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.
In addition, no such amendment shall have the effect of
terminating the protections and rights set forth in Section 7.12, unless such termination shall then be permitted under the applicable provisions of the Code and Regulations; such a termination is currently expressly prohibited by Regulation 54.4975 - 11(a) (3)(ii).
9.2	TERMINATION
(a)  The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Accounts shall become 100% Vested as provided in Section 7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.
(b)  Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of
Sections 7.5 and 7.6.  Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 9.1(c).
9.3	MERGER OR CONSOLIDATION
This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 9.1(c).
ARTICLE X
MISCELLANEOUS
10.1	PARTICIPANT'S RIGHTS
This Plan shall not be deemed to constitute a contract between the
Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.
10.2	ALIENATION
(a)  Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a
Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void;
and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the
Trustee, except to such extent as may be required by law.
(b)  This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the
Administrator under the provisions of the Retirement Equity Act of 1984.
The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.
10.3	CONSTRUCTION OF PLAN
This Plan and Trust shall be construed and enforced according to the Act and the laws of the Commonwealth of Virginia, other than its laws respecting choice of law, to the extent not preempted by the Act.
10.4	GENDER AND NUMBER
Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.
10.5	LEGAL ACTION
In the event any claim, suit, or proceeding is brought regarding the
Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.
10.6	PROHIBITION AGAINST DIVERSION OF FUNDS
(a)  Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, are diverted to, purposes other than the exclusive benefit of
Participants, Retired Participants, or their Beneficiaries .
(b)  In the event the Employer shall make an excessive
contribution under a mistake of fact pursuant to Act Section
403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period.  Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.
10.7	BONDING
Every fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.
10.8	EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE
Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.
10.9	INSURER'S PROTECTIVE CLAUSE
Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.
10.10	RECEIPT AND RELEASE FOR PAYMENTS
Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.
10.11	ACTION BY THE EMPLOYER
Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.
10.12	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY
The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under
Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.
10.13	HEADINGS
The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.
10.14	APPROVAL BY INTERNAL REVENUE SERVICE
(a)  Notwithstanding anything herein to the contrary,
contributions to this Plan are conditioned upon the initial
qualification of the Plan under Code Section 401.  If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.
(b)  Notwithstanding any provisions to the contrary, except
Sections 3.6, 3.7, and 4.1(c), any contribution by the Employer to the
Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one
(1) year following the disallowance.  Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.
10.15	UNIFORMITY
All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.
10.16	SECURITIES AND EXCHANGE COMMISSION APPROVAL
The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.
IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.




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